THE CORPORATION IS NOT A "REPORTING ISSUER" AS THAT TERM IS DEFINED UNDER APPLICABLE SECURITIES LAWS. THERE IS NO ASSURANCE THAT THE CORPORATION WILL BECOME A "REPORTING ISSUER". THE COMMON SHARES OF THE CORPORATION ARE LISTED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL SNDTF.OB. THE SECURITIES OF THE CORPORATION SUBSCRIBED FOR HEREUNDER WILL BE SUBJECT TO RESALE RESTRICTIONS UNDER APPLICABLE SECURITIES LAWS. THE CORPORATION HAS NOT COVENANTED, AND IS UNDER NO OBLIGATION, TO FILE A PROSPECTUS OR COMPLETE A TRANSACTION WHICH WOULD RESULT IN THE CORPORATION OR ANY SUCCESSOR THERETO BECOMING A "REPORTING ISSUER". INVESTORS ARE URGED TO CONSULT WITH THEIR PROFESSIONAL ADVISORS WITH RESPECT TO RESALE RESTRICTIONS APPLICABLE TO SECURITIES OF THE CORPORATION.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.

No. W-__

SAND TECHNOLOGY INC.

Share Purchase Warrant (the “Warrant”)

     1. Issuance. This Warrant is issued to [Subscriber’s Name] (the “Holder”) on April __, 2008 (the “Original Issue Date”) by Sand Technology Inc. (hereinafter with its successors called the “Corporation”). This Warrant is being issued by the Corporation pursuant to that certain Non-Brokered Private Placement Subscription Agreement for Units, dated April __, 2008, between the Corporation and the Holder (the “Purchase Agreement”). The Purchase Agreement contains additional terms and conditions governing this Warrant, and is hereby incorporated by this reference.

     2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Corporation, at [Corporation’s Address], or such other office as the Corporation shall notify the Holder of in writing, to purchase from the Corporation [____] number of Common Shares (the “Warrant Amount”). The exercise price per share is $0.70 (the “Exercise Price”). The Warrant Amount multiplied by the Exercise Price is herein referred to as the “Purchase Price.” All terms used herein, but not defined herein, shall have the meanings given to such terms in the Purchase Agreement.

     3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by cheque, (ii) by the surrender by the Holder to the Corporation of any promissory notes or other obligations issued by the Corporation, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

     4. Net Issue Election. In lieu of exercise pursuant to Section 3, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Corporation, with the net issue election notice annexed hereto duly executed, at the office of the Corporation. Thereupon, the Corporation shall issue to the Holder such number of fully paid and nonassessable Common Shares as is computed using the following formula:

X = Y (A-B)
A

where

X = the number of shares to be issued to the Holder pursuant to this Section 4.

Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A = the fair market value of one Common Share, as determined below, at the time the net issue election is made pursuant to this Section 4.

B = the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

For the purposes of this Section 4, fair market value shall be determined at the time of exercise and shall mean (i) the average (on that date) of the high and low prices of the Common Share on the principal national securities exchange on which the Common Share is traded, if the Common Share is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Share on the NASDAQ National Market, if the Common Share is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date by an established quotation service for over the counter securities), if the Common Share is not reported on the NASDAQ National Market or (iv) if the Common Share is not publicly traded, the fair value of the Common Share as determined in good faith by the Board of Directors of the Corporation (the “Board”). The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one Common Share. Notwithstanding the foregoing, Common Share shall be issuable upon exercise of this Warrant in accordance with the foregoing in the event that the fair market value of a share of Common Share is less than the Exercise Price.

     5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

     6. Issuance Date. The person or persons in whose name or names any certificate representing the Common Share is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Corporation shall be closed. Upon exercise of this Warrant and delivery of either the proper Exercise Price thereto or Net Issue Election Notice as applicable, the Corporation shall cause to be executed and delivered to the Holder, not later than three trading days thereafter, a certificate or certificates representing the aggregate number of fully-paid and non-assessable Common Shares issuable upon such exercise. The share certificates for Common Shares so issuable shall be in such denominations as may be specified in the notice of exercise and shall be registered in the name of the Holder or such other name or names as shall be designated in the exercise notice. The Corporation shall pay all expenses payable in connection with the preparation, issue and delivery of share certificates. The Holder shall be entitled to the rights and remedies identified in Article 3.3(d) of the Purchase Agreement for the Corporation’s failure to comply with this Section.

     7. Expiration Date; Automatic Exercise. This Warrant shall expire on the close of business on the earlier of (i) the close of business on the day which is the third year anniversary of the date hereof, or (ii) the sixtieth (60th) consecutive Trading Day in which the bid price of the Common Share has been above US$1.50.

     8. Reserved Shares; Valid Issuance. The Corporation covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized Common Shares, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Corporation further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

     9. Share Dividends and Share Splits. If after the Original Issue Date the Corporation (a) pays a share dividend or otherwise makes a distribution or distributions payable in Common Shares or any Common Share Equivalents (which, for avoidance of doubt, shall not include any Common Shares issued by the Corporation upon conversion of, or payment of interest on, the Debentures); (b) subdivides outstanding Common Shares into a larger number of shares; or (c) combines (including by way of a reverse share split outstanding Common Shares into a smaller number of shares, then the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or share dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or share dividend, or proportionately increased in the case of a combination.

     10. Mergers and Reclassifications. If after the Original Issue Date there shall be any reclassification, capital reorganization or change of Common Shares (other than as a result of a subdivision, combination or share dividend provided for in Section 9 hereof), or any consolidation of the Corporation with, or merger of the Corporation into, another corporation or other business organization (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Share), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Corporation, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Corporation or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of Common Shares which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the Warrant Amount) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

     11. Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time after the Original Issue Date, sells or grants any option to purchase or sells or grants any right to re-price its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Share Equivalents entitling any Person to acquire Common Shares at an effective price per share that is lower than the then in effect Exercise Price (such lower price, the “Base Exercise Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Shares at an effective price per share that is lower than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced to equal the Base Exercise Price. Such adjustment shall be made whenever such Common Share Equivalents are issued. The Corporation shall notify the Holder in writing, no later than the second Business Day following the issuance of any Common Share Equivalents subject to this Section 11, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

     12. Pro Rata Distributions. If the Corporation, at any time after the Original Issue Date, distributes to all holders of Common Shares (and not to the Holders) assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Shares, which shall be subject to Article 4.2 of the Purchase Agreement, then in each such case the Exercise Price shall be adjusted by multiplying such Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP (Volume Weighted Average Price) determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets so distributed applicable to one (1) outstanding Common Share as determined by the Board of Directors of the Corporation in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets so distributed or such subscription rights applicable to one (1) Common Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     13. Certificate of Adjustment. Whenever the Exercise Price is adjusted, as herein provided, the Corporation shall promptly deliver to the Holder a certificate of a duly authorized officer of the Corporation setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     14. Notices of Record Date, Etc. In the event of:

     (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right,

     (b) any reclassification of the share capital of the Corporation, capital reorganization of the Corporation, consolidation or merger involving the Corporation, or sale or conveyance of all or substantially all of its assets, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

     then and in each such event the Corporation will promptly mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined.

     15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Corporation and the Administrative Agent.

     16. Warrant Register; Transfers, Etc.

     (a) The Corporation will maintain a register containing the names and addresses of the registered holders of any Warrants. The Holder may change its address as shown on the warrant register by written notice to the Corporation requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

     (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder; provided, that, Corporation may request an opinion of counsel to the Holder, which opinion is satisfactory to the Corporation and provides that this Warrant may be offered, sold, pledged, assigned, or transferred in the manner contemplated without an effective registration statement under applicable federal and state securities laws. Upon surrender of this Warrant to the Corporation, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Corporation shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Corporation, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of the share capital of the Corporation purchasable hereunder, the Corporation shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

     (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Corporation shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Corporation, provided, however, that so long as any purchaser named Part I of the Schedule to the Purchase Agreement is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Corporation against any loss arising from the issuance of such new warrant.

     17. Investment Intent. By accepting this Warrant, the Holder hereof shall be deemed to have made all of those representations and warranties and acknowledged all of those risk factors contained in the Purchase Agreement as they relate to this Warrant and the securities issuable upon exercise hereof.

     18. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase securities hereunder, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder as a shareholder of the Corporation.

     19. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the substantive laws of the Province of Quebec and the laws of Canada applicable therein.

     20. Successors and Assigns. This Warrant shall be binding upon the Corporation’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

     21. Definitions. The terms capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement, as the context may require unless otherwise defined in the present Warrant.

[Signature page follows]

Dated: April __ , 2008	SAND TECHNOLOGY INC.

By:
Its:

Subscription

To:____________________	Date:_________________________

     The undersigned hereby subscribes for __________ Common Shares covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Net Issue Election Notice

To:____________________	Date:_________________________

     The undersigned hereby elects under Section 4 to surrender the right to purchase _______ Common Shares pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

Assignment

     For value received ____________________________ hereby sells, assigns and transfers unto ______________________________________

Please print or typewrite name and address of Assignee

the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Corporation with full power of substitution on the premises.

Dated:_______________________

______________________________________________

In the Presence of:
_____________________________

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